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EXHIBIT 11.1

UNIFIED FINANCIAL SERVICES, INC.
EARNINGS PER SHARE CALCULATION



                                                                             THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                ------------------------------------------
                                                                     2002                         2001
                                                                -----------                    -----------
INCOME AVAILABLE TO COMMON STOCKHOLDERS
     Net income (loss).................................          $   (7,048)                   $   202,655
                                                                 ----------                    -----------
     Income available to common stockholders...........              (7,048)                       202,655
                                                                 ----------                    -----------

CALCULATION OF COMMON STOCK
     Common shares outstanding at beginning of period..           2,877,634                      2,880,028
                                                                 ----------                    -----------
        Common shares used in basic calculation........           2,877,634                      2,880,028
                                                                 ----------                    -----------

     Common stock equivalent of dilutive options.......                  --                        170,502
                                                                 ----------                    -----------
        Common shares used in fully diluted calculation           2,877,634                      3,050,530
                                                                 ----------                    -----------

INCOME (LOSS) PER SHARE
     Basic.............................................          $        -                    $      0.07
                                                                 ==========                    ============
     Fully diluted.....................................          $        -                    $      0.07
                                                                 ==========                    ============



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